                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                           ALYA INTERNATIONAL, INC.

     I, Milan Carnogursky, being the president of ALYA International, Inc. (the "Corporation"), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Certificate of Incorporation for the above-named Corporation be amended in its entirety to read and is incorporated by reference herein as Exhibit A.

     SECOND: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have signed this certificate this 26th day of March, 1997.



                                    /s/ Milan Carnogursky
                                    -------------------------------------------
                                    Milan Carnogursky, President

                                     Exhibit A


                        AMENDED CERTIFICATE OF INCORPORATION

                                         OF

                              ALYA INTERNATIONAL, INC.

     The undersigned, desiring to amend the Certificate of Incorporation of ALYA International, Inc. (the "Corporation"), and the Corporation having received payment for 100 shares of its Common Stock, hereby adopts the following Amended Certificate of Incorporation:

                                      ARTICLE I
                                         NAME

     The name of the Corporation is ALYA International, Inc.

                                      ARTICLE II
                                       PURPOSE

     The Corporation shall be organized to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                     ARTICLE III
                                 PERIOD OF EXISTENCE

     The period during which the Corporation shall continue is perpetual.

                                      ARTICLE IV
                                  AUTHORIZED CAPITAL

     The amount of total authorized capital stock which the Corporation shall have authority to issue is 60,000,000 shares, 50,000,000 shares of which shall be Common Stock, each with $0.0001 par value, and 10,000,000 shares of which shall be Preferred Stock, each with $0.0001 par value. To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

                                      ARTICLE V
                                  REGISTERED OFFICE

     The address of the registered office of the Corporation is 686 North Dupont Boulevard #302, Milford, Kent County, Delaware 19963, and the name of the registered agent at that address is Corporate Creations Enterprises, Inc.

                                      ARTICLE VI
                                      DIRECTORS

     The number of the directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws.

     The name and address of the sole director is Milan Carnogursky, #111-17 Fawcett Road, Coquitlam, British Columbia, V3K 6V2 Canada.

     The directors of the Corporation shall be authorized to make, alter, or repeal the Bylaws of the Corporation.

                                     ARTICLE VII
                               LIMITATION OF LIABILITY

     To the fullest extent from time to time permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a director or officer of the Corporation with respect to any matter which occurred, or any cause of action, suit, or claim which, but for this Article, would have accrued or arisen, prior to such amendment, repeal, or adoption.

                                     ARTICLE VIII
                                   INDEMNIFICATION

     The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the stockholders or directors, contract, or otherwise, so long as such provision is legally permissible.

     In witness whereof, the undersigned incorporator has executed this Certificate of Incorporation this 26th day of March, 1997.


                                    /s/ Milan Carnogursky
                                    ------------------------------------------
                                    Milan Carnogursky